UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/05/2014

DESTINATION MATERNITY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21196

Delaware	13-3045573
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

456 North 5th Street
Philadelphia, PA 19123
(Address of principal executive offices, including zip code)

(215) 873-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 5, 2014, Destination Maternity Corporation (the "Company") completed the sale of its current corporate headquarters and distribution facility located at 456 North Fifth Street, Philadelphia, PA (the "Property") to Alliance HSP Philadelphia Warehouse Limited Partnership ("Alliance"). The Company realized a gain on the sale of approximately $4.1 million.

In connection with the sale of the Property, the Company has agreed to lease the Property back from Alliance through June 2015 (with the right to extend the termination date of the lease to no later than January 31, 2016).

The Property was sold in connection with the Company's previously announced relocation to New Jersey. At this time the Company expects to complete the relocation of its corporate headquarters to Moorestown, New Jersey in January 2015, and the relocation of its distribution center to Florence, New Jersey in mid calendar 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION MATERNITY CORPORATION

Date: September 05, 2014	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer